Alpharma Inc.

                 Subsidiaries of the Registrant

                                                       EXHIBIT 21


NAME                               JURISDICTION WHICH
                                        ORGANIZED

United States:

Alpharma NW Inc.                        Washington
Alpharma U.S. Inc.                      Delaware
Barre Parent Corporation                Delaware
Alpharma USPD Inc.                      Maryland
G. F. Reilly Company                    Delaware
ParMed Pharmaceuticals, Inc.            Delaware
Alpharma Animal Health Company          Texas

Foreign:

A.L-Pharma A/S                          Denmark
Alpharma AS                             Norway
Allabinc de Mexico, S.A. de C.V.        Mexico
Empressa Laboratories De
   Mexico S.A. de C.V.                  Mexico
Dumex-Alpharma A/S                      Denmark
Dumex AG                                Switzerland
Dumex B.V.                              Holland
Dumex-Alpharma AB                       Sweden
Dumex Limited                           United Kingdom
Oy Dumex-Alpharma AB                    Finland
PT Dumex-Alpharma Indonesia             Indonesia
Alpharma do Brazil LTDA                 Brazil
Alpharma SARL                           France
Arthur H. Cox & Co. Limited             United Kingdom
Alpharma Fine Chemicals, Kft.           Hungary
Vetrepharm Ltd.                         United Kingdom
Alpharma Animal Health Pty. Ltd.        Australia
Jumer Laboratories                      France
Isis Pharma GmbH                        Germany
Isis Puren GmbH & Co. KG                Germany
Alpharma Belgium SPRL                   Belgium